UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2014

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

825 Berkshire Blvd., Suite 400
Wyomissing, PA 19610

(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On April 29, 2014, the Board of Directors (the “Board”) of Gaming and Leisure Properties, Inc. (the “Company”) appointed Desiree Burke as the Company’s Chief Accounting Officer and the principal accounting officer of the Company. Prior to Ms. Burke’s appointment, William J. Clifford, the Company’s Chief Financial Officer, Treasurer and principal financial officer, served as the principal accounting officer. Mr. Clifford will continue to serve as the Company’s Chief Financial Officer and principal financial officer.

Ms. Burke, who is 49 years old, joined the Company in April 2014.  Prior to joining the Company, Ms. Burke was the Vice President and Chief Accounting Officer of Penn National Gaming, Inc., a multi-jurisdictional owner and manager of gaming and pari-mutuel properties, since November 2009 and she served as Vice President and Corporate Controller of Penn since November 2005. Prior to her time at Penn National Gaming, Inc., Ms. Burke was the Executive Vice President/Director of Financial Reporting and Control for MBNA America Bank, N.A. She joined MBNA in 1994 and held positions of ascending responsibilities in the finance department during her tenure. Ms. Burke has 27 years of accounting experience.

There are no transactions in which Ms. Burke has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.  Ms. Burke will be eligible to participate in the Company’s employee benefit and welfare plans, and receive perquisites, consistent with what is provided to other executive officers of the Company.

2014 Named Executive Compensation

On April 25, 2014, the Compensation and Governance Committee of the Board (the “Committee”) approved the total compensation, performance targets and the potential bonus payouts, for the Company’s named executive officers for the current fiscal year ending December 31, 2014.

For 2014, the Committee determined that the Company’s named executive officers’ base salaries will remain unchanged from those earned in 2013.  In addition to their base salaries, the named executive officers will be entitled to receive an annual cash bonus depending on the Company’s performance against certain metrics established by the Committee and described below. For 2014, the annual cash bonus for each named executive officer will be comprised of four components:

•                  40% based on the Company’s achievement of established AFFO per share targets.

•                  20% based on the Company’s achievement of established dividend targets.

•                  30% based on the achievement of established additional AFFO targets resulting from acquisitions.

•                  10% discretionary based on the qualitative factors.

With respect to the AFFO and dividend components, a cash bonus can be earned at three different achievement levels described below.  The cash bonus percentages for each named executive officer are 50% of base salary for threshold performance, 100% of base salary for target performance and 200% of base salary for maximum performance.

Component	Threshold	Target	Maximum
AFFO Growth	Fourth quarter AFFO per share of $0.59	Fourth quarter AFFO per share of $0.66	Fourth quarter AFFO per share of $0.73
Dividend Growth	Fourth quarter dividend per share of $0.45	Fourth quarter dividend per share of $0.52	Fourth quarter dividend per share of $0.58
Acquisition Growth	Payout determined based on the percentage of maximum target achieved		$37 million of AFFO

Also, on April 25, 2014, the Committee approved a time-based restricted stock grant and a performance-based restricted stock award pursuant to the Gaming and Leisure Properties, Inc. 2013 Long-Term Incentive Plan for each named executive officer.  Peter M. Carlino, William J. Clifford and Steven T. Snyder were each granted restricted stock awards in the amounts of 55,000 shares, 27,500 shares, and 17,500 shares, respectively, which shall vest ratably over a three-year period.  In addition, Messrs. Carlino, Clifford and Snyder were granted awards in the amounts of 220,000  restricted shares, 110,000 restricted shares, and 70,000 restricted shares, respectively, of which, all or a portion may vest at the end of a thirty-eight month period commencing on November 1, 2013 based on Company performance.  The performance-based awards are non-voting with vesting based on the Company’s relative total shareholder return performance measured against its peers.  For each named executive officer, the award vests 25% if the Company’s peer group percentile is at or above the 25th percentile, but less than the 40th percentile; 50 % if the Company’s peer group percentile is at or above the 40th percentile, but less than the 60th percentile; and 100% if the Company’s peer group percentile is at or above the 80th percentile.  At the end of the thirty-eight month period, any unearned restricted shares will be forfeited.

Employment Agreement with Steven T. Snyder

On April 30, 2014, the Company entered into an employment agreement with Steven T. Snyder in connection with his continued service as Senior Vice President, Corporate Development, effective until November 1, 2015, with optional renewal periods upon the execution of a written renewal for each additional term.  The agreement provides for an annual base salary of $519,841.09 and the opportunity to participate in the Company’s annual incentive compensation plan and receive equity compensation awards, as well as other benefits offered by the Company.

The employment agreement also provides for certain payments if the Company elects to terminate the executive’s employment without “cause” or Mr. Snyder resigns due to a reporting change or material salary decrease.  Such termination payments are not available if Mr. Snyder resigns, other than due to a reporting change or material salary decrease, or if he is terminated for “cause.”  All termination payments are expressly conditioned on the executive providing a written release of all liabilities to the Company and an agreement to comply with the specified restrictive covenants for the time period for which such payments are made.  In addition, the agreement provides for certain payments upon a change in control if, within 12 months after the effective date of the change in control, Mr. Snyder’s employment is terminated without “cause” or Mr. Snyder resigns for “good reason”.

The employment agreement also contains a comprehensive set of restrictive covenants including prohibitions on (i) competition with the Company anywhere in the United States, (ii) solicitation of any employees of the Company or any of its subsidiaries, and (iii) disclosure and use of any of the Company’s confidential information.

The above summary is qualified in its entirety by the full text of the employment agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ending June 30, 2014.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 1, 2014	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ William J. Clifford
		Name:	William J. Clifford
		Title:	Chief Financial Officer